Exhibit 3.1

Credit Suisse Group AG

Articles of Association

June 2, 2016

Version of June 2, 2016

I.                                     Corporate Name, Registered Office, Duration and Purpose

Art. 1                                                                                                                                          Corporate Name, Registered Office and Duration

A stock corporation under the name Credit Suisse Group AG (Credit Suisse Group SA) (Credit Suisse Group Ltd.) (the “Company”) is established with its registered office in Zurich, Switzerland. Its duration is unlimited.

Art. 2                                                                                                                                          Purpose

1                     The purpose of the Company is to hold direct or indirect interests in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance. The Company has the power to establish new businesses, acquire a majority or minority interest in existing businesses and provide related financing.

2                     The Company has the power to acquire, mortgage and sell real estate properties, both in Switzerland and abroad.

II.                                Share Capital and Shares

Art. 3                                                                                                                                          Share Capital and Shares

1                     The fully paid-in share capital amounts to CHF 81,315,895.12 and is divided into 2,032,897,378 registered shares with a par value of CHF 0.04 each.

2                     Upon a resolution being passed by the General Meeting of Shareholders, registered shares may be converted into bearer shares.

3                     The Company may issue its shares in the form of single certificates, global certificates or uncertificated securities. The Company may convert the shares it issued in one form into another form at any time and without the approval of shareholders. Shareholders have no right to demand that issued shares be converted into another form. Shareholders may, however, at any time request that the Company issue a certificate for the registered shares that they hold according to the Share Register.

4                     The Company recognizes only one representative for each share.

Art. 4                                                                                                                                          Share Register and Transfer of Shares

1                     The Company recognizes as a shareholder the person whose name is entered in the Share Register.

2                     A person who has acquired registered shares will, upon application, be entered without limitation in the Share Register as having voting rights provided that he or she expressly states that he or she has acquired the shares concerned in his or her own name for his or her own account.

3                     Any person not expressly stating in his or her application for registration that the shares concerned have been acquired for his or her own account (hereinafter “nominees”) may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the Share Register. In excess of this limit, registered shares held by a nominee will only be granted voting rights if such nominee declares in writing that he or she is prepared to disclose the name, address and shareholding of any person for whose account he or she is holding 0.5% or more of the outstanding share capital. Art.10, Section 2 shall apply correspondingly to nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated.

4                     The transfer restrictions apply regardless of the way and the form in which the registered shares are kept in the accounts, and regardless of the provisions applicable to transfers.

5                     The transfer of intermediated securities based on the Company’s shares, and the pledging of these intermediated securities as collateral, shall be based on the provisions of the Swiss Federal Intermediated Securities Act. Transfer or pledging as collateral by means of written assignment are not permitted.

6                     The Board of Directors will issue the necessary directives to ensure that the aforementioned provisions are complied with.

III.                           Debt Capital

Art. 5                                                                                                                                          Bond Issues

The Company may issue bonds, with or without security, including warrants and convertible issues, and may guarantee such issues by its subsidiaries.

IV.                            The Governing Bodies of the Company

Art. 6                                                                                                                                          The governing bodies of the Company shall be the following:

1.                  The General Meeting of Shareholders;

2.                  The Board of Directors;

3.                  The Executive Board;

4.                  The Independent Auditors.

1.                                   The General Meeting of Shareholders

Art. 7                                                                                                                                          Authority and Duty to call a Meeting

1                     The General Meeting of Shareholders shall ordinarily be called by the Board of Directors.

2                     The ordinary General Meeting of Shareholders shall take place annually within six months after the close of the business year.

3                     Extraordinary General Meetings of Shareholders shall take place as necessary. One or more shareholders whose combined holdings represent at least 10 percent of the share capital can also request that a meeting be called.

4                     Shareholders representing shares with a par value of CHF 40,000 may require that a particular item appear on the agenda of the meeting.

5                     The request to call a General Meeting of Shareholders must be submitted in writing and at the same time shares of the Company representing at least 10 percent of the share capital are to be deposited. The request to include a particular item on the agenda of the meeting, together with the relevant proposals, must be submitted in writing and at the same time shares of the Company with a par value of at least CHF 40,000 are to be deposited for safekeeping. The shares are to remain in safekeeping until the day after the General Meeting of Shareholders.

6                     The request to include a particular item on the agenda, together with the relevant proposals, must be submitted to the Board of Directors not later than 45 days before the date of the meeting.

Art. 8                                                                                                                                          Powers

The General Meeting of Shareholders has the following powers which may not be delegated:

1.                  amending the Articles of Association;

2.                  electing the Members of the Board of Directors, the Chairman or Chairwoman, and the Members of the Compensation Committee. Art. 15, Section 3 and Art. 20a, Section 3 shall be reserved;

3.                  electing the independent proxy. Art. 14a, Section 2 shall be reserved;

4.                  electing the Independent Auditors and Special Auditors;

5.                  approving the annual report, the consolidated financial statements and the annual statutory financial statements;

6.                  determining the allocation of the disposable profit;

7.                  formally discharging the actions of the Members of the Board of Directors and the Executive Board;

8.                  approving the compensation of the Board of Directors and the Executive Board; and

9.                  passing resolutions on all matters which have been reserved to its authority by law or by these Articles of Association or which have been submitted to the meeting by the Board of Directors.

Art. 8a                                                                                                                                   Approval of the Compensation of the Board of Directors

1                     The General Meeting of Shareholders approves on an annual basis the compensation of the Board of Directors in advance for the period up until the next ordinary General Meeting of Shareholders.

2                     The compensation may be paid partly in the form of participation rights in the Company. If so, the Board of Directors shall determine the conditions, including any disposal restrictions.

3                     Members of the Board of Directors may also be paid compensation from other Group companies as long as this is included in the approved compensation as per Section 1.

4                     If the General Meeting of Shareholders refuses to approve the proposal of the Board of Directors pursuant to Section 1, the Board of Directors may submit a new proposal to a subsequent extraordinary General Meeting of Shareholders or to the next ordinary General Meeting of Shareholders.

Art. 8b                                                                                                                                   Approval of the Compensation of the Executive Board

1                     The General Meeting of Shareholders approves on an annual basis the compensation of the Executive Board as a maximum amount or as maximum partial amounts in advance or retroactively for the period described in the proposal of the Board of Directors.

2                     Insofar as the compensation is approved in advance, the General Meeting of Shareholders shall in addition hold an advisory vote on the compensation report for this period.

3                     The compensation consists of a fixed component and a variable component. The variable component comprises both short-term incentive compensation elements (which may contain deferred compensation elements with a qualifying period of up to three years from the date of grant) and long-term incentive compensation elements (which may contain deferred compensation elements with a longer qualifying period of at least three years from the date of grant). The variable component is dependent upon the attainment of individual and collective, short-term and long-term performance targets, which the Board of Directors sets on a regular basis.

4                     The compensation may be paid partly in the form of participation rights in the Company or in the form of derivatives based on such participation rights or other financial instruments.

5                     Conditional and deferred compensation components should be factored into the compensation at their fair value at date of grant. The Board of Directors determines grant, vesting, blocking, exercise and forfeiture conditions; they may provide for continuation, acceleration or removal of vesting and exercise conditions, for payment or grant of compensation assuming target achievement or for forfeiture in the event of pre-determined events such as a termination of an employment or mandate agreement.

6                     Members of the Executive Board may also receive compensation from other Group companies as long as this is included in the approved compensation as per Section 1.

7                     If the General Meeting of Shareholders refuses to approve the proposal of the Board of Directors pursuant to Section 1, the Board of Directors may submit a new proposal for approval to a subsequent extraordinary General Meeting of Shareholders or to the next ordinary General Meeting of Shareholders.

Art. 8c                                                                                                                                    Reserve for Changes to the Executive Board

1                     If the General Meeting of Shareholders has approved in advance a maximum amount for the full or partial compensation of the Executive Board, the Company may use an additional maximum 30% of this amount per compensation period during the relevant compensation periods for the full or partial compensation of persons who have been newly appointed to the Executive Board or promoted within the Executive Board.

2                     The additional amount may only be used if the compensation of the Executive Board approved by the General Meeting of Shareholders in advance proves insufficient for the compensation of the new or promoted Members in the period until the next vote of the General Meeting of Shareholders.

3                     Where the payment of compensation is concerned, the other provisions of the Articles of Association apply mutatis mutandis.

Art. 9                                                                                                                                          Notice of Meetings

1                     Notice of the General Meeting of Shareholders must be given at least 20 days before the meeting takes place. Notice of the meeting is to be published in the Swiss Gazette of Commerce (Schweizerisches Handelsamtsblatt).

2                     The notice of the meeting must include the items on the agenda, the proposals submitted by the Board of Directors and by shareholders who have required that a meeting be held or that a particular item be included on the agenda.

3                     No resolutions can be passed on proposals of which due notice has not been given, with the exception of those concerning the calling of an extraordinary General Meeting of Shareholders or the carrying out of a special audit.

Art. 10                                                                                                                                   Voting Rights

1                     Subject to the provisions of Art. 4, Section 3 every share carries one vote at the General Meeting of Shareholders. However, except as set out in Sections 3-5 below, the shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2 percent of the total outstanding share capital.

2                     For the purposes of the restrictions on voting rights as laid down in Section 1 above, legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated shall be regarded as being a single shareholder. The same shall apply to individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights.

3                     The restrictions on voting rights do not apply to the exercise of voting rights by the independent proxy; for the instructing shareholders Section 1 and Section 2 remain reserved.

4                     Nor do the restrictions on voting rights apply to shares in respect of which the shareholder confirms to the Company in the application for registration that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure requirement set out in Section 6 below has been satisfied.

5                     In addition, the restrictions on voting rights do not apply to shares which are registered in the name of a nominee, provided that this nominee furnishes the Company with the name, address and shareholding of the person(s) (as per definition in Section 2 above) for whose account he or she holds 0.5 percent or more of the total share capital outstanding at the time and for which he or she (or the beneficial owner, as appropriate) has satisfied the disclosure requirement set out in section 6 below. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights.

6                     The disclosure obligation must be discharged in accordance with Art. 20 of the Federal Act on Stock Exchange and Securities Trading of 24 March 1995 and the relevant ordinances and regulations.

7                     The Board of Directors shall issue regulations regarding the proof of share ownership which is necessary in order to obtain voting cards.

Art. 11                                                                                                                                   Chairman/Chairwoman, Tellers, Secretary

1                     The Chairman or Chairwoman of the Board of Directors shall chair the General Meeting of Shareholders; in his or her absence, a Vice-Chairman/Vice-Chairwoman or another Member designated by the Board shall take the chair.

2                     The General Meeting of Shareholders shall elect by a show of hands the tellers to count the votes at the meeting. Members of the Board of Directors, the Independent Auditors and employees of the Company shall not be eligible to act as tellers.

3                     The Board of Directors shall nominate a secretary to take the minutes.

Art. 12                                                                                                                                   Quorums

1                     The General Meeting of Shareholders may in principle pass resolutions without regard to the number of shareholders present at the meeting or represented by proxy.

2                     Representation of at least half of the share capital is required for:

•       conversion of registered shares into bearer shares;

•       amendments to Art. 4, Section 3

•       amendments to Art. 10, Sections 1-6

•       dissolution of the Company.

3                     This Article is subject to the mandatory provisions of the law and other provisions of these articles of association.

Art. 13                                                                                                                                   Resolutions/Required Majorities

1                     Resolutions and elections by the General Meeting of Shareholders require the approval of an absolute majority of the votes represented at the meeting, except as otherwise prescribed by mandatory provisions of law or by other provisions of these articles of association. In the case of an equality of votes, elections and resolutions shall be decided by the casting vote of the person chairing the meeting.

2                     The conversion of registered shares into bearer shares, the dissolution of the Company and amendments to Art. 4, Section 3 of these articles of association require the approval of at least three-quarters of the votes cast. Amendments to Art. 10, Sections 1-6 require the approval of at least seven-eighths of the votes cast.

3                     The Chairperson may allow elections and ballots to be conducted by a show of hands, by written ballot or by electronic means. He or she has all the powers required to conduct the General Meeting of Shareholders in an orderly fashion.

Art. 14                                                                                                                                   Minutes

The person chairing the meeting and the secretary of the meeting are to sign the minutes of the meeting.

Art. 14a                                                                                                                            Independent Proxy

1                     The independent proxy is elected by the General Meeting of Shareholders for a term of office lasting until the close of the next ordinary General Meeting of Shareholders.

2                     Should the office of the independent proxy become vacant, the Board of Directors shall appoint a replacement for the next General Meeting of Shareholders.

3                     Individual persons as well as legal entities or partnerships may stand for election; they shall also be eligible for re-election.

4                     The Board of Directors shall regulate the electronic submission of power of attorney and instructions to the independent proxy.

2.                                   The Board of Directors

Art. 15                                                                                                                                   Election and Term of Office

1                     The Board of Directors shall consist of a minimum of seven Members.

2                     The Chairman or Chairwoman and the other Members of the Board of Directors are elected individually by the General Meeting of Shareholders for a term lasting until the close of the next ordinary General Meeting of Shareholders; they shall also be eligible for re-election.

3                     Should the office of the Chairman or Chairwoman become vacant, the Board of Directors shall from among its Members appoint a replacement for the remaining term of office.

Art. 16                                                                                                                                   Powers and Responsibilities

1                     The Board of Directors shall decide on all matters which have not been reserved for or conferred on another governing body of the Company by law by these articles of association or by other regulations.

2                     The Board of Directors determines those who have signatory power and the nature of the signatory power required. A document signed on behalf of the Company is binding on the Company only when it carries the signatures of two authorized signatories.

Art. 17                                                                                                                                   Delegation of Powers

The Board of Directors may delegate the management of the Company wholly or partly to committees of the Board, individual Members of the Board or to other natural persons, in accordance with the regulations governing the conduct of business of the Company, as long as this delegation of powers does not conflict with any mandatory statutory provisions.

Art. 18                                                                                                                                   Quorum/Required Majorities

1                     A majority of the Members of the Board of Directors must be present in person in order to pass resolutions; there is no presence quorum requirement for resolutions on authorized capital increases, for resolutions on amendments and acknowledgements by the Board in connection with capital increases, or for the acknowledgement of an event triggering conversion of the conversion capital. For resolutions carried out by circular letter, a majority of the Members of the Board of Directors must cast their votes.

2                     Resolutions of the Board of Directors require the approval of an absolute majority of the votes cast. In the case of an equality of votes, decisions shall be determined by the casting vote of the person chairing the meeting.

Art. 19                                                                                                                                   Minutes

Minutes shall be kept of the proceedings and resolutions of the Board of Directors. The minutes shall be signed by the person chairing the meeting and the secretary.

Art. 20                                                                                                                                   Compensation-Related Tasks of the Board of Directors

1                     The Board of Directors shall submit the compensation of the Board of Directors and the compensation of the Executive Board as per Art. 8a and Art. 8b to the General Meeting of Shareholders each year for approval. In its proposal for the compensation of the Executive Board as per Art. 8b, Section 1, the Board of Directors designates the period to which the approval is to relate.

2                     The Board of Directors shall determine the compensation of the individual Members of the Board of Directors and the Executive Board within the framework of the overall amounts as per Art. 8a-8c.

3                     The Board of Directors shall approve the compensation report.

4                     The Board of Directors shall issue an internal regulation governing the organization of the Compensation Committee.

Art. 20a                                                                                                                            Compensation Committee

1                     The Compensation Committee shall consist of at least three Members of the Board of Directors.

2                     The Members of the Compensation Committee are elected by the General Meeting of Shareholders for a term of office lasting until the close of the next ordinary General Meeting of Shareholders. They shall also be eligible for re-election.

3                     If the office of a Member of the Compensation Committee should become vacant, the Board of Directors shall appoint a replacement from among its Members for the remaining term of office.

4                     The Compensation Committee shall support the Board of Directors in the following tasks:

a.   determination and regular revision of the compensation strategy and compensation guidelines of the Company, as well as the corresponding performance criteria;

b.   preparation of proposals to the General Meeting of Shareholders on the compensation of the Board of Directors and the Executive Board; and

c.    preparation of the Compensation Report.

The Compensation Committee may also submit proposals and recommendations relating to other compensation matters to the Board of Directors.

5                     The Board of Directors may assign other tasks and competencies to the Compensation Committee.

Art. 20b                                                                                                                            Mandates outside the Company

1                     Each Member of the Board of Directors may assume no more than four other mandates in listed companies and no more than five other mandates in other legal entities.

2                     The following mandates are exempt from this restriction:

a.   mandates in legal entities that are controlled by the Company or that control the Company;

b.   mandates in legal entities not belonging to the Group that are exercised at the request or order of the Company or one of its controlled legal entities; each Member of the Board of Directors may exercise a maximum of ten such mandates; and

c.    honorary mandates in charitable legal entities; each Member of the Board of Directors may exercise a maximum of ten such mandates.

3                     Mandates in the sense of Art. 20b are deemed to comprise activities in the most senior executive and management bodies of legal entities that are obliged to obtain an entry in the Commercial Register or a corresponding foreign register. The assumption of up to five mandates in different legal entities under common control is deemed to constitute one mandate.

Art. 20c                                                                                                                             Compensation Agreements

1                     The Company or its Group companies may conclude agreements with Members of the Board of Directors with respect to their mandate and compensation.

2                     The duration of such agreements and their termination shall comply with the term of office as well as the prevailing legislation. Such contracts may not exceed the term of office as per Art. 15, Section 2.

Art. 20d                                                                                                                            Credit Facilities and Loans

The Company may grant individual credit facilities and loans to each Member of the Board of Directors up to a maximum of CHF 20,000,000 at market conditions.

3.                                   The Executive Board

Art.20e                                                                                                                                Appointment, Powers

The Board of Directors appoints an Executive Board that assumes responsibility for managing and representing the Company in accordance with the regulations governing the conduct of business issued by the Board of Directors.

Art.20f                                                                                                                                 Number of Permissible Mandates outside the Company

1                     Each Member of the Executive Board may assume no more than one other mandate in a listed company and no more than two other mandates in other legal entities.

2                     The provisions of Art. 20b, Sections 2-3 shall apply analogously.

Art.20g                                                                                                                               Compensation Agreements

1                     The agreements that form the basis for the compensation of Members of the Executive Board are open-ended, with a maximum notice period of 12 months.

2                     The agreement of a post-contractual prohibition of competition is permissible as long as it is agreed for a maximum of one year and the corresponding compensation does not exceed the amount that the Member of the Executive Board has received as compensation in the twelve months prior to the termination of the employment contract with the Company.

Art.20h                                                                                                                               Credit Facilities and Loans

The Company may grant individual credit facilities and loans to each Member of the Executive Board up to a maximum of CHF 20,000,000 at standard terms that apply in the financial sector.

4.                                   The Independent Auditors and the Special Auditors

Art. 21                                                                                                                                   Appointment and Duties

1                     The Independent Auditors shall be elected by the General Meeting of Shareholders for one year and shall be responsible for carrying out all functions and duties incumbent upon them by law.

2                     The special auditors shall be elected by the General Meeting of Shareholders for the term of one year and shall be responsible for the special audit reports in connection with qualified capital increases (Art. 652f CO).

V.                                 Financial Year and Allocation of the Net Profit

Art. 22                                                                                                                                   Financial Year

The Company’s financial year shall be determined by the Board of Directors.

Art. 23                                                                                                                                   Allocation of disposable Profit

The allocation of the disposable profit shall be made by the General Meeting of Shareholders. The distributions of a dividend and the establishment and utilization of special reserves, if any, shall be decided by the General Meeting of Shareholders in accordance with Art. 671 ff of the Swiss Code of Obligations.

VI.                            Dissolution and Liquidation of the Company

Art. 24                                                                                                                                   Should the Company be dissolved, the Board of Directors shall carry out the liquidation unless the General Meeting of Shareholders decides otherwise.

VII.                       Official Notices and Announcements

Art. 25                                                                                                                                   Publication

1                     The Swiss Commercial Gazette (Schweizerisches Handelsamtsblatt) shall be the official medium for publication of the Company’s notices and announcements.

2                     Notices and announcements to the shareholders shall be made in the Swiss Commercial Gazette (Schweizersches Handelsamtsblatt), insofar as the law does not prescribe some other manner of publication.

VIII.                  Transitional Regulations

Art. 26                                                                                                                                   Conditional Capital

1                     The Company’s share capital pursuant to Art. 3 of the Articles of Association shall be increased by an amount not exceeding CHF 16 000 000 through the issue of a maximum of 400 000 000 registered shares, to be fully paid in, each with a par value of CHF 0.04 through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group AG, or any of its Group companies, or through compulsory conversion of contingent convertible bonds (CoCos) or other financial market instruments of Credit Suisse Group AG, or any of its Group companies, that allow for contingent compulsory conversion into shares of the Company.

Shareholders’ subscription rights are excluded. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions.

The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares are subject to the restrictions set out under Art. 4 of these Articles of Association.

2                     Contingent capital pursuant to Art. 26 of the Articles of Association is made available, subject to para. 3, exclusively for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group AG, or any of its Group companies, that allow for contingent compulsory conversion into the Company’s shares and that are issued in order to fulfil or maintain compliance with regulatory requirements of the Company and/or any of its Group companies (contingent convertible bonds).

The Board of Directors is authorized when issuing such contingent convertible bonds to exclude shareholders’ preferential subscription rights if these bonds are issued on the national or international capital markets (including private placements with selected strategic investors).

If preferential subscription rights are restricted or excluded by resolution of the Board of Directors when contingent convertible bonds are issued:

(i) the contingent convertible bonds must be issued at prevailing market conditions,

(ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and

(iii) conditional conversion features may remain in place indefinitely.

3                     Up to CHF 4,000,000 of the conditional capital pursuant to Art. 26 of the Articles of Association shall also be available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group AG or any of its Group companies (equity-related financial market instruments).

The Board of Directors is authorized to exclude shareholders’ preferential subscription rights when such equity-related financial market instruments are issued provided these instruments are being issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects, and/or if the instruments are issued on the national or international capital markets.

If shareholders’ preferential subscription rights are restricted or excluded for such equity-related financial market instruments:

(i) these equity-related financial market instruments must be issued at prevailing market conditions,

(ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and

(iii) it should be possible to exercise the conversion rights for a maximum of 15 years and to exercise warrants for a maximum of 7 years from the relevant issue date.

Art. 26a                                                                                                                            Deleted

Art. 26b                                                                                                                            1                     The share capital as per Art. 3 of the Articles of Association is to be increased through the exercise of subscription rights by not more than CHF 1,200,000 through the issue of a maximum of 30,000,000 registered shares, each with a par value of CHF 0.04, to be fully paid in. Upon acquisition, the new shares will be subject to the transfer restriction to Art. 4 of the Articles of Association.

2                     The preferential subscription right of present shareholders is excluded in favor of the staff, at all levels, and of Members of the Board of Directors of Credit Suisse Group and its Group companies. The shares shall be issued in accordance with the guidelines adopted by the Board of Directors, as amended from time to time. They may be issued at a price which is below their market value.

Art. 26c                                                                                                                             Conversion Capital

1                     The Company’s share capital pursuant to Art. 3 of the Articles of Association shall be increased by an amount not exceeding CHF 6,000,000 through the issue of a maximum of 150,000,000 registered shares, to be fully paid in, each with a par value of CHF 0.04, through the compulsory conversion upon occurrence of the trigger event of claims arising out of contingent convertible bonds (CoCos) of Credit Suisse Group AG or any of its Group companies, or of other financial market instruments of Credit Suisse Group AG or any of its Group companies, that provide for a contingent or unconditional compulsory conversion into shares of the Company.

2                     Shareholders’ preemptive rights are excluded. Holders of financial market instruments with conversion features are entitled to subscribe to the new shares.

3                     Shareholders’ preferential subscription rights with regard to financial market instruments with conversion features will be granted. If a quick placement of contingent convertible bonds (CoCos) in large tranches is required, the Board of Directors is authorized to exclude shareholders’ preferential subscription rights. In such circumstances, these contingent convertible bonds (CoCos) must be issued at prevailing market conditions.

4                     The Board of Directors determines the issue price of the new shares taking due account of the stock market price of the shares and/or comparable instruments.

5                     The acquisition of shares through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares are subject to the restrictions set out under Art. 4 of these Articles of Association.

Art. 27                                                                                                                                   Authorized Capital

1                     The Board of Directors is authorized, at any time until April 29, 2018, to increase the share capital, as per Art. 3 of the Articles of Association by a maximum of CHF 7,379,274.64 through the issuance of a maximum of 184,481,866 registered shares, to be fully paid up, each with a par value of CHF 0.04, of which 54,481,866 registered shares are reserved exclusively for issuance to shareholders in connection with a stock dividend or a scrip dividend. Increases by underwriting as well as partial increases are permissible. The issue price, the time of dividend entitlement, and the type of contribution will be determined by the Board of Directors. Upon acquisition, the new shares will be subject to the transfer restrictions pursuant to Art. 4 of the Articles of Association.

2                     The Board of Directors is authorized to exclude shareholders’ subscription rights in favor of third parties if the new registered shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) the financing/refinancing of the acquisition of companies, segments of companies or participations in these industries, or new investment plans. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares excluding the subscription rights of shareholders.

3                     Subject to any legal restrictions applicable in their home jurisdiction, shareholders’ subscription rights relating to a maximum of 54,481,866 registered shares, which are reserved for a stock dividend or scrip dividend, are granted. The payment of these new registered shares at a par value of CHF 0.04 each will be made out of capital contribution reserves and by conversion of freely disposable equity capital. No subscription rights will be traded. The Board of Directors is authorized to determine other manners of exercising the subscription rights.

4                     The Board of Directors may allow subscription rights that are not exercised to expire without compensation, or it may sell the subscription rights or the registered shares for which they were granted at market conditions on the market or otherwise use them in the interest of the Company.

Art. 27a                                                                                                                            Deleted

Art. 28                                                                                                                                   Deleted

Art. 28a                                                                                                                            Deleted

Art. 28b                                                                                                                            Deleted

Art. 28c                                                                                                                             Deleted

Art. 28d                                                                                                                            Deleted

Art. 28e                                                                                                                             Deleted

Art. 28f                                                                                                                              Deleted

Art. 28g                                                                                                                            In accordance with the agreement on non-cash capital contribution of 25./26. August 2008, the Company has acquired from 6811965 Canada Limited, Montreal, Canada, 16’879’121 class A common shares and 1’780’000 class B supervoting shares of Asset Management Finance Corporation, Delaware, USA, with a total value and a total price of CHF 420’249’574.56. The class A common shares have a par value of USD 5 each and the class B supervoting shares have no par value. Settlement has been effected by transfer to 6811965 Canada Limited of 8’425’212 fully paid-in registered shares of the Company with a par value of CHF 0.04 per share. The issue price per share is CHF 49.88. The sum of CHF 419’912’566.08, being the amount by which the price paid exceeds the par value of the new shares (CHF 337’008.48), is retained by the Company as a share premium.

Art. 29                                                                                                                                   Deleted

Art. 30                                                                                                                                   Approval of Compensation, Electronic Submission of Power of Attorney and Instructions

1                     Art. 8, Section 8, Art. 8a-8c and Art. 20, Sections 1-2 shall apply for the first time to the compensation of the Board of Directors and the Executive Board submitted to the 2015 ordinary General Meeting of Shareholders for approval.

2                     The option of electronic submission of powers of attorney and instructions to the independent proxy as per Art. 14a, Section 4 shall be valid for the first time for the 2015 ordinary General Meeting of Shareholders.

The above text is a translation of the original German articles of association (Statuten) which constitute the definitive text and are binding in law.

Zurich, June 2, 2016

CREDIT SUISSE GROUP AG

Paradeplatz 8

CH-8070 Zurich

Switzerland

www.credit-suisse.com